Exhibit 99.1

Joe’s Jeans and Robert Graham Announce Transformative Transactions that will Create a New Omni-Channel, Premium Branded Consumer Platform

•                  Tengram Capital Partners investing $50 million into the new platform to facilitate acquisitions of complementary premium brands

•                  Joe’s Jeans Inc. to change company name to Differential Brands Group Inc. to signify change in business strategy

•                  Hudson and Robert Graham to serve as the foundation for growth

•                  Joe’s Jeans brand and operating assets to be divested to third parties

•                  Upon the closing of the Merger, William Sweedler to join as Chairman and Michael Buckley to lead Company as Chief Executive Officer

LOS ANGELES—September 8, 2015—Joe’s Jeans Inc. (NASDAQ: JOEZ) (the “Company”) and RG Parent, LLC today announced two transformative transactions. First, the Company has agreed to sell the Joe’s® brand and operating assets for an aggregate purchase price of $80 million to two separate buyers, Sequential Brands Group Inc. (NASDAQ: SQBG) and Global Brands Group Holding Limited (SEHK Stock Code: 787). Proceeds from the transactions will be used to retire certain outstanding indebtedness, including all indebtedness owed to the Company’s senior term loan lender.  The closings of the asset sale transactions are subject to satisfaction or waiver of certain conditions, including the simultaneous closings of both asset sales.  It is anticipated that the asset sale transactions will close by September 30, 2015.

Second, the Company has agreed to merge the remaining Hudson business with the parent company of Robert Graham, RG Parent LLC, a nationally-recognized fashion brand.  The strategic combination of the Robert Graham and Hudson® brands will provide the foundation of a new, premium branded consumer platform that focuses on organically growing its owned brands through a global, omni-channel strategy, including premium wholesale department store and specialty stores, direct-to-consumer retail stores, ecommerce, and licensing. Additionally, the platform intends to seek opportunities to acquire accretive, complementary, premium-plus brands.

Upon the closing of the Joe’s® brand asset sale transactions, the Company will be renamed Differential Brands Group Inc. (“DBG”) and remain listed on NASDAQ. The name change signifies the transformation of these standalone businesses and the creation of a unified consumer platform.  After the completion of the merger transactions, the Robert Graham equity holders will own approximately 47.3% of the Common Stock, the preferred stock owned by Tengram will be convertible into approximately 23.9% of the Common Stock, the convertible noteholders will own approximately 14.0% of the Common Stock and the existing stockholders (including the outstanding equity awards under the Company’s incentive plan) will own approximately 14.2% of the Common Stock, all on a fully diluted basis.  The merger is subject to regulatory approval, as well as a vote of the Company’s stockholders on certain matters related to the merger, including a one for thirty reverse stock split, and is expected to close during the fourth quarter of 2015.

In connection with the merger, an affiliate of Tengram Capital Partners (“Tengram”), a consumer-focused private equity firm and the controlling owner of the Robert Graham business, has agreed to sponsor a recapitalization of the combined business to improve and simplify the capital structure.  Tengram will purchase $50 million of new series A convertible preferred stock of the Company.  Upon the closing of the Merger, the outstanding indebtedness of the Company owed to its senior revolving credit lender will be paid in full, as well as certain indebtedness to the convertible noteholders and Joe Dahan.  In connection with the Merger, the holders of the Company’s outstanding convertible notes will exchange such notes for common stock, cash and modified convertible notes.

Michael Buckley, current Chief Executive Officer of Robert Graham, who has previous public company leadership experience at True Religion, in addition to building Diesel, and Ben Sherman, has been tapped to lead DBG as Chief Executive Officer, upon the closing of the Merger.  Mr. Buckley stated, “I believe Differential is uniquely positioned to become one of the leading premium omni-channel brand platforms in the world, and I am thrilled to begin leading the company as Chief Executive Officer after the closing of the Merger.”  Mr. Buckley stated. “I am excited to begin working closely with the Board of Directors, Tengram Capital Partners and each of our current and future portfolio brands in building shareholder value in the years to come.”  Mr. Sweedler, Co-founder and Managing Partner of Tengram added, “Tengram is thrilled to be the lead sponsor in this transformative transaction and to have the opportunity to create a second public platform with a focused operating playbook to fuel strong growth in the foreseeable future.”

The issuance of shares and certain other transactions related to the merger will require majority approval of the Company’s stockholders at a stockholder meeting expected to be held during the fourth quarter of 2015.  Joe Dahan, beneficial owner of approximately 17% of the Company’s outstanding stock, has entered into a voting agreement, pursuant to which he has agreed to vote his shares in favor of the merger.

Skadden, Arps, Slate, Meagher & Flom LLP and Piper Jaffray advised Tengram and Robert Graham on the various transactions while Akin Gump Strauss Hauer & Feld LLP and Carl Marks Securities LLC advised Joe’s Jeans Inc.

B. Riley & Co., LLC served as the exclusive financial advisor to Peter Kim and Fireman Capital Partners on all matters related to this transaction while Sullivan & Cromwell LLP provided legal counsel to Mr. Kim and McDermott Will & Emery LLP provided counsel to Fireman Capital Partners.

About Joe’s Jeans Inc.

Joe’s Jeans Inc. designs, produces and sells apparel and apparel-related products to the retail and premium markets under the Joe’s® and Hudson® brands and related trademarks. More information is available at the company’s websites at www.joesjeans.com and www.hudsonjeans.com.

About Robert Graham

Robert Graham is ‘American Eclectic.’ Since its launch in 2001, Robert Graham was created on the premise of introducing sophisticated, eclectic style to the fashion market as an American-based company with an intention of inspiring a global movement. Robert Graham received the 2014 “Menswear Brand of the Year” award from the American Apparel & Footwear Association.  Robert Graham now operates freestanding stores in 23 locations nationwide. The brand also sells at luxury department stores and boutiques, and it has showrooms located in New York City, Los Angeles, Dallas, Toronto, Montreal, and Vancouver (www.robertgraham.us).

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The matters discussed in this news release involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. All statements in this news release that are not purely historical facts are forward-looking statements, including statements containing the words “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “continue,” “believe,” “plan,” “project,” “will be,” “will continue,” “will likely result” or similar expressions. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: the parties’ ability to close the merger, including the receipt and terms and conditions of any required governmental approval of the proposed merger that could reduce anticipated benefits or cause the parties to abandon the merger, the diversion of management’s time and attention from the Company’s ongoing business during this time period, the impact of the merger on the Company’s stock price, the anticipated benefits of the merger on its financial results, business performance and product offerings, the Company’s ability to successfully integrate Robert Graham business and realize cost savings and any other synergies, the risk that the credit ratings of the combined company or its subsidiaries may be different from what the Company expects, continued acceptance of our product, product demand, competition, capital adequacy, general economic conditions and the potential inability to raise additional capital if required; the risk that the Company will be unsuccessful in gauging fashion trends and changing customer preferences; the risk that changes in general economic conditions, consumer confidence, or consumer spending patterns will have a negative impact on the Company’s financial performance; the highly competitive nature of the Company’s business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the Company’s ability to respond to the business environment and fashion trends; continued acceptance of the Company’s brands in the marketplace; and other risks. The Company discusses certain of these factors more fully in its additional filings with the SEC, including its last annual report on Form 10-K and quarterly report on Form 10-Q filed with the SEC, and this release should be read in conjunction with those reports, together with all of the Company’s other filings, including current reports on Form 8-K, through the date of this release. The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.

Any forward-looking statement is based on information current as of the date of this document and speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update these statements to reflect events or circumstances after the date on which such statement is made. Readers are cautioned not to place undue reliance on forward-looking statements.

Additional Information about the Proposed Merger and Where to Find It

This communication relates to the proposed merger pursuant to the Agreement and Plan of Merger, dated September 8, 2015, by and among RG Parent, LLC, JJ Merger Sub LLC and Joe’s Jeans Inc.

The Company will file with the SEC a current report on Form 8-K that includes additional information on these transactions as well as the relevant documents.  In connection with the proposed merger, the Company expects to file with the SEC a registration statement on Form S-4 that will include a proxy statement of the Company that also constitutes a prospectus of the Company, which proxy statement will be mailed or otherwise disseminated to the Company’s stockholders when it becomes available.  The Company also plans to file other relevant documents with the SEC regarding the proposed merger.  INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  You may obtain a free copy of the proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by the Company with the SEC at the SEC’s website www.sec.gov.  Copies of the documents filed by the Company will be available free of charge on its website at www.joesjeans.com or by contacting the individual listed below.

Certain Information Regarding Participants

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger.  You can find information about the Company’s executive officers and directors in the Company’s Form 10-K/A filed with the SEC on March 30, 2015.  Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available.  You may obtain free copies of these documents from the Company by contacting the individual listed below.

No Offer or Solicitation

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Source: Joe’s Jeans Inc.

Investor Relations

Hamish Sandhu, 323-837-3700 x 304